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Liberty Financial FAQ                                                Page 1 of 3

What is this transaction all about?

Liberty Financial Companies is acquiring Wanger Asset Management, the investment adviser to the Acorn Funds, not the Funds themselves. The same professionals will continue to provide you with investment management and shareholder services, simply as employees of a new Liberty operating company.

How will this merger affect me as an Acorn shareholder?

This transaction will have no effect on how you do business with Acorn Funds.
Therefore:

     . the investment objective and portfolio manager of your fund will not change;
     .  the advisor fees and expenses charged by your fund will not change;
     . the number and value of your fund shares will not change and you will continue to receive the same high quality investment management and shareholder services.

Who is Liberty Financial?

Liberty Financial is an asset accumulation and management organization. It offers a broad array of brand name financial products through multiple distribution channels via its highly regarded operating companies. The operating companies include Colonial, Crabbe Huson, Independent Financial, Keyport, Liberty Funds Group, Newport Pacific, Progress Investment Management and Stein Roe. Liberty manages more than $67 billion of assets on behalf of 1.7 million investors worldwide.

Why did Wanger Asset Management decide to sell?

The sale of WAM was triggered in part by Ralph's desire to have a succession plan in place. The goal was to find a relationship that would ensure WAMs continued growth while maintaining the firms investment integrity and its prominence as a highly regarded global small and midcap mutual fund company. The substantial growth of the business over the last few years has made managing the firm more challenging and is taking up an increasing amount of time. We believe aligning with Liberty Financial Companies (LFC) ensures WAMs legacy in the business and provides it access to powerful distribution networks and management expertise. The sale strengthens WAMs ability to meet the growing needs of US investors amid rising competition, and serves as a springboard for meeting the increasing demand for investment management services worldwide.

Why did WAM select Liberty Financial?

Liberty Financial FAQ                                                Page 2 of 3


We wanted a partner that provides substantial strategic benefits with:

     .  An understanding of asset management;
     .  Distribution expertise and capabilities;
     .  Operational and strategic management expertise;
     .  Product breadth

Why did Liberty buy Wanger Asset Management?

Looking to grow its investment expertise, Liberty believes Wanger's small cap and international discipline and historically strong performing mutual funds are an ideal complement to its current product line.

As a shareholder, what do I get out of this?

You will continue to receive the same high quality investment management and shareholder services that you have come to expect from Acorn Funds. Additionally, we are excited about the prospect of enhancing the quality investment products and services we offer you.

How will WAM be integrated into Liberty?

WAM will operate as a separate company alongside Liberty's other companies and will continue to be run independently by current management. Therefore, the investment objective and investment management team of the Acorn Funds will remain the same.

Will this change the management of my funds?

No. The portfolio manager(s) of your fund will not change. The Funds' current portfolio managers will continue to manage the Funds following the same investment strategies and objectives currently in place. Each of the principals, who are also fund managers, and Ralph Wanger, have signed five-year employment contracts.

Will I have access to Liberty products?

Yes. We anticipate that Acorn shareholders will have exchange privileges with 65 Liberty funds.

Will Acorn remain headquartered in Chicago?

Yes.

Will I be able to continue to purchase shares without a sales load?

Yes.

Will I be asked to vote on the acquisition?

Yes. Once the trustees have approved the proposed agreement, shareholders will receive a proxy statement asking them to vote on the approval on the new investment advisory agreement to take effect upon the completion of the acquisition. We expect

Liberty Financial FAQ                                               Page 3 of 3


the acquisition to close in the fourth quarter.

Will you rename the Funds or the organization?

After the closing of the merger, WAM would be a wholly owned subsidiary of Liberty and would thereafter operate under the Liberty Wanger Asset Management, L.P. (Liberty WAM). Wam will continue to be headquartered in Chicago and Ralph Wanger would continue to act as president.

Will there be a 12b-1 fee after the acquisition? What about the funds' expense ratios?

Shareholders of record at the time of the acquisition closing will be "grandfathered" in at no-load status and will continue to be allowed to purchase shares of the Acorn Family of Funds at no-load. We do not anticipate our expense ratios to increase. In fact, as assets grow, the ratios could decrease.

After the acquisition early in the fourth quarter 2000, the funds will be load funds. Liberty will decide the load structures, but since you are already an Acorn shareholder, these loads or other fees will not affect you. You will always have the privilege of buying Acorn Funds at no-load and hopefully other Funds that Liberty offers as well.

List of Acorn Shareholder Benefits

It was recognized from the outset that any proposed plan would need to preserve the current benefits to shareholders as well as provide them with incremental long-term benefits.

     . Ability for current shareholders to continue to acquire shares on current terms
     .  Maintain independence of current Board of Trustees
     .  Maintain current high level of customer service
     . Continuity of investment team -- continuation of high-quality investment professionals at WAM -- who do not have to focus on the management of WAM
     . Positive cash flow into funds; capital gains tax advantages via positive fund flows from long-term shareholders
     . Increased shareholder confidence that at the point of RWs eventual retirement, WAM will continue to operate and adhere to RWs/WAMs investment style
     .  Enhanced shareholder services
     .  Assist in orderly succession planning
     . Broader product offering to fulfill shareholder diversification preferences -- exchange privileges with 65 LFS funds
     .  Modern transfer agency system

To obtain more complete information about the Acorn Family of Funds, please call 1-800-9-ACORN-9. Please read the prospectus carefully before you invest or send money.

Distributor:  WAM Brokerage Services, L.L.C.
This pages was updated June 12, 2000.

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